UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2007

STARTEK, INC.
 (Exact name of registrant as specified in its charter)

DELAWARE	1-12793	84-1370538
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

44 Cook Street, 4th Floor, Denver, Colorado	80206
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 399-2400

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

As reported on StarTek, Inc.’s Form 8-K dated May 31, 2007 (the “earlier Form 8-K”), in addition to the statement of work for certain services supporting Cingular’s Business End User Care program (filed with StarTek, Inc.’s Form 10-K for the year ended December 31, 2006), StarTek USA, Inc. (“StarTek”) and AT&T Mobility, LLC (f/k/a Cingular Wireless, LLC)(“AT&T”) have also been negotiating the terms of a new statement of work for certain other call center services (“new SOW”) that would supersede the current contract between StarTek and AT&T for those other services (the “Current Contract”).

To allow time for the drafting and approval of the new SOW, AT&T and StarTek signed an extension of the term of the Current Contract through July 29, 2007 (reported as being through July 31st, 2007 in the earlier Form 8-K). Execution of the extension was completed on June 11, 2007.

StarTek anticipates that the new SOW will be signed before the July 29th expiration of the Current Contract.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STARTEK, INC.

Date: June 14, 2007

By: /s/ A. Laurence Jones
A. Laurence Jones
Chief Executive Officer and President